                       NOTICE TO PARTICIPANTS INVESTED IN
            GENENCOR INTERNATIONAL, INC. COMMON STOCK IN THE GENENCOR
             INTERNATIONAL, INC. EMPLOYEE RETIREMENT INVESTMENT PLAN

                                  March 4, 2005

                                THE TENDER OFFER
                                ----------------

     As you may know, DH Subsidiary, Inc., a wholly-owned indirect subsidiary of
Danisco A/S ("Danisco"), has announced an Offer to acquire all outstanding shares of common stock of Genencor International, Inc. ("GCOR"), not owned by
Danisco and its subsidiaries, for cash at a price of $19.25 per share (the
"Offer"). The Offer is fully explained in the enclosed Offer to Purchase, dated
February 15, 2005. A copy of the Solicitation/Recommendation Statement on
Schedule 14D-9 for GCOR is also enclosed which sets forth, among other things, the recommendation by the GCOR Board of Directors that GCOR common stockholders accept the Offer and tender their shares.

     You are receiving this solicitation because you own GCOR shares in the
Genencor International, Inc. Employee Retirement Investment Plan (the "Plan").
If you own GCOR shares other than through the Plan, you will receive separate solicitations regarding those shares.

                HOW TO PROVIDE YOUR INSTRUCTIONS TO T. ROWE PRICE
                -------------------------------------------------

     As a participant in the Plan, you are encouraged to provide directions to
T. Rowe Price Trust Company ("T. Rowe Price"), the directed trustee of your
Plan, either to tender, or not to tender, the GCOR shares held in your separate
Plan account. M&T Bank serves as the custodian of the Plan, and you hold your shares through M&T Bank. By instructing T. Rowe Price to "tender" your shares, you are instructing T. Rowe Price to instruct M&T Bank to surrender your GCOR shares for cash in connection with the Offer. M&T Bank will tender, or not tender, your shares (on your behalf) pursuant to the instructions you provide T.
Rowe Price on the enclosed Instruction Form.

     To instruct T. Rowe Price, please promptly complete, sign and date the enclosed Instruction Form and mail it to T. Rowe Price in the enclosed postage-paid reply envelope. YOUR INSTRUCTIONS OR CHANGES THERETO, MUST BE
RECEIVED AT T. ROWE PRICE BY THE PLAN DEADLINE, WHICH IS 5:00 P.M., EASTERN TIME
ON FRIDAY, MARCH 11, 2005.

     In the event that the expiration date for the Offer (currently 5:00 p.m.
New York City time on March 16, 2005) is extended, the Plan Deadline will automatically be extended to 5:00 p.m. Eastern time three business days prior to the new expiration date. IF YOUR TENDER INSTRUCTIONS ARE NOT RECEIVED AT T. ROWE
PRICE BY THE PLAN DEADLINE OR ANY EXTENSION THEREOF, THE TRUSTEE WILL NOT TENDER
YOUR GCOR SHARES, UNLESS REQUIRED BY LAW TO DO OTHERWISE.

                                 IMPORTANT NOTE
                                 --------------

     Please note, in order for T. Rowe Price to have sufficient time to administratively prepare to respond to the Offer, the GCOR stock in the Plan will be "frozen" for two business days, and TRANSACTIONS (E.G., TRANSFERS,
LOANS, PAYMENTS) RELATING TO THE GCOR STOCK IN THE PLAN WILL NOT BE PERMITTED
STARTING AT 4:00 P.M. EASTERN TIME ON MONDAY, MARCH 14, 2005, unless the Offer is extended or withdrawn prior to that time. If the expiration date of the Offer is extended, the GCOR stock will be frozen starting at 4:00 p.m. Eastern time on the date that is two business days before any new expiration date.

                            ENCLOSED FOR YOUR REVIEW
                            ------------------------

     Enclosed for your review are the following:

     1.   the Offer to Purchase, dated February 15, 2005, which contains important details about the Offer;

     2.   the Solicitation/Recommendation Statement on Schedule 14D-9;

     3.   a Tender Offer Instruction Form;

     4.   Frequently Asked Questions regarding the Plan; and

     5.   a postage-paid reply envelope.

     The enclosed information relates only to shares of GCOR common stock held in your Plan account. Please disregard the reference to a Letter of Transmittal contained in the last paragraph of the cover letter attached to the
Solicitation/Recommendation Statement on Schedule 14D-9 and in the Offer to
Purchase with respect to tendering your shares of GCOR common stock held in the
Plan. You will not receive a Letter of Transmittal, and you should follow the procedures specified in this letter and the enclosed documents to tender your shares of GCOR common stock held in the Plan. If you own other shares outside of the Plan, you should receive separate mailings relating to those shares.

                          YOUR DECISION IS CONFIDENTIAL
                          -----------------------------

     All instructions received by T. Rowe Price from individual participants will be held in confidence and will not be divulged to any person, including
GCOR, Danisco, DH Subsidiary, Inc. or any of their respective directors, officers, employees or affiliates.

                            FOR ADDITIONAL QUESTIONS
                            ------------------------

     If you have additional questions regarding the Offer, you may call Mellon
Investor Services LLC, the information agent for the Offer, toll free at
800-550-8475. Additionally, all tender offer materials are available online at
www.sec.gov. If you have questions on how to provide tender instructions to T.
Rowe Price, or about your T. Rowe Price retirement account, please contact the
T. Rowe Price at 1-800-922-9945.